OpenTable, Inc. Announces Fourth Quarter and Full Year 2013 Financial Results

-- Increases Revenue by 22% over Q4 2012 to $52.3 Million --

-- Grows Seated Diners by 34% over Q4 2012 --

-- Achieves EPS of $0.43 and Non-GAAP EPS of $0.59 --

SAN FRANCISCO, Feb. 6, 2014 /PRNewswire/ -- OpenTable, Inc. (NASDAQ: OPEN), the world's leading provider of online restaurant reservations, today reported its financial results for the fourth quarter and fiscal year ended December 31, 2013.

(Logo: http://photos.prnewswire.com/prnh/20110606/MM07085LOGO )

OpenTable reported consolidated net revenues for Q4 2013 of $52.3 million, a 22% increase over Q4 2012. Consolidated net income for Q4 2013 was $10.3 million, or $0.43 per diluted share. Non-GAAP consolidated net income for Q4 2013, which excludes tax-affected stock-based compensation expense, tax-affected acquisition-related expenses and tax-affected amortization of acquired intangibles, was $14.3 million, or $0.59 per diluted share.

OpenTable provides operating results by geography as the Company is at different stages of development in its North America and International operations.

Q4 2013 North America Results

  Installed restaurant base as of December 31, 2013, totaled 23,824, a 20% increase over December 31, 2012.
  Seated diners totaled 39.8 million, a 33% increase over Q4 2012.
  Revenues totaled $44.7 million, a 22% increase over Q4 2012.
  Non-GAAP adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, stock-based compensation and acquisition-related expenses) totaled $22.6 million, or 51% of North America revenues, a 19% increase over Q4 2012.

Q4 2013 International Results

  Installed restaurant base as of December 31, 2013, totaled 7,729, compared to 7,716 as of December 31, 2012.
  Seated diners totaled 4.2 million, a 43% increase over Q4 2012.
  Revenues totaled $7.6 million, a 21% increase over Q4 2012.
  Non-GAAP adjusted EBITDA totaled a loss of $0.1 million compared to a loss of $0.1 million in Q4 2012.

"We're pleased with the accelerated diner growth we delivered in North America and with the strong momentum we saw in our International business in 2013," said Matt Roberts, Chief Executive Officer of OpenTable. "As we look to the year ahead, we believe the convenience and benefits that our diners and restaurant customers enjoy today are just the beginning of the value we can deliver as a company focused more broadly on the experience of dining out."

Q4 2013 Consolidated Financial and Operating Summary

  Installed restaurant base as of December 31, 2013, totaled 31,553.
  Seated diners totaled 44.0 million, a 34% increase over Q4 2012.
  Total revenues were $52.3 million in Q4 2013, a 22% increase over Q4 2012 revenues of $43.0 million.
    Reservation revenues were $32.5 million in Q4 2013, up 33% over Q4 2012 revenues of $24.5 million.  Reservation revenues primarily increased as a result of the increase in seated diners.
    Subscription revenues were $16.3 million in Q4 2013, up 12% over Q4 2012 revenues of $14.5 million.  Subscription revenues primarily increased as a result of the increase in installed restaurants using our Electronic Reservation Book solution.
    Other revenues were $3.5 million in Q4 2013, down 12% over Q4 2012 revenues of $4.0 million.  The decrease is primarily due to the change in the pricing of our promotional products from a flat rate to a pay-for-performance model, which is now classified as reservation revenues.
  Total costs and expenses were $39.1 million in Q4 2013, up 23% over Q4 2012 costs and expenses of $31.9 million.  The increase was primarily driven by an increase in online marketing expenses and amortization of intangibles from various acquisitions, combined with an 8% increase in headcount.
  Total operating income was $13.2 million in Q4 2013 compared to $11.1 million in Q4 2012.  Non-GAAP consolidated operating income, excluding stock-based compensation expense, acquisition-related expenses and amortization of acquired intangibles was $19.0 million in Q4 2013 compared to $16.4 million in Q4 2012.
  The Q4 2013 GAAP income tax expense was $2.9 million, or a 22% tax rate.  In Q4 2013, the Company benefitted from certain non-recurring changes in estimates in its tax provision which resulted in a $1.7 million, or $0.07 per diluted share, reduction in Q4 2013 income tax expense.
  Consolidated net income was $10.3 million, or $0.43 per diluted share, in Q4 2013 compared to $7.5 million, or $0.32 per diluted share, in Q4 2012.  Non-GAAP consolidated net income, which excludes tax-affected stock-based compensation expense, tax-affected acquisition-related expenses and tax-affected amortization of acquired intangibles, was $14.3 million, or $0.59 per diluted share, in Q4 2013 compared to $10.7 million, or $0.46 per diluted share, in Q4 2012.
  As of December 31, 2013, OpenTable had cash and cash equivalents and short-term investments of $114.5 million.

2013 Consolidated Financial and Operating Summary

  Total revenues were $190.1 million in 2013, up 18% over 2012 revenues of $161.6 million.
  Operating income totaled $46.4 million in 2013, or 24% of consolidated revenues, a   27% increase over 2012.  Non-GAAP consolidated operating income, excluding stock-based compensation expense, acquisition-related expenses and amortization of acquired intangibles, was $69.1 million in 2013, or 36% of consolidated revenues, a 13% increase over 2012.
  Non-GAAP adjusted EBITDA totaled $81.5 million in 2013, or 43% of consolidated revenues, a 16% increase over 2012.

"With Q4 2013 North America seated diner growth rates accelerating for the fourth sequential quarter, it's gratifying to see early returns on the investments we made in 2013," said Duncan Robertson, Chief Financial Officer of OpenTable. "We believe our continued investments position the Company well for growth in 2014 and beyond."

Business Outlook

As of today, OpenTable is providing guidance for Q1 2014 and the full year 2014 on revenue, non-GAAP adjusted EBITDA and other consolidated metrics.

Q1 2014 Guidance:

  In the North America segment the Company estimates revenue to be in the range of $45.8 million to $47.0 million and non-GAAP adjusted EBITDA to be in the range of $20.5 million to $21.7 million.
  In the International segment the Company estimates revenue to be in the range of $7.5 million to $7.9 million and non-GAAP adjusted EBITDA loss to be in the range of $1.5 million to $1.8 million.
  On a consolidated basis the Company estimates revenue to be in the range of $53.3 million to $54.9 million, non-GAAP adjusted EBITDA to be in the range of $18.7 million to $20.2 million, GAAP EPS to be in the range of $0.24 to $0.28 and non-GAAP EPS to be in the range of $0.39 to $0.43.

Full Year 2014 Guidance:

  In the North America segment the Company estimates revenue to be in the range of $189.0 million to $195.0 million and non-GAAP adjusted EBITDA to be in the range of $88.0 million to $93.8 million.
  In the International segment the Company estimates revenue to be in the range of $32.0 million to $34.0 million and non-GAAP adjusted EBITDA loss to be in the range of $3.4 million to $5.3 million.
  On a consolidated basis the Company estimates revenue to be in the range of $221.0 million to $229.0 million, non-GAAP adjusted EBITDA to be in the range of $82.7 million to $90.4 million, GAAP EPS to be in the range of $1.09 and $1.29 and non-GAAP EPS to be in the range of $1.71 to $1.92.

Quarterly Conference Call

A conference call will be webcast live today at 2 p.m. PT/5 p.m. ET and will be available through February 28, 2014, at http://investors.opentable.com/events.cfm. This call may contain forward-looking statements and other material information regarding the Company's financial and operating results.

About Non-GAAP Financial Information

This press release contains certain non-GAAP financial measures. Tables are provided in the press release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). The reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in the tables below include all information reasonably available to the Company at the date of this press release and adjustments that the Company can reasonably predict. Events that could cause the reconciliation to change include, but are not limited to, acquisitions and divestitures of businesses, goodwill and other asset impairments, and sales of available-for-sale debt securities and other investments.

The non-GAAP financial measures in this press release include non-GAAP consolidated net income and the related per diluted share amounts, non-GAAP consolidated operating income and non-GAAP adjusted EBITDA. Non-GAAP financial measure adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation and acquisition-related expenses.

To supplement the Company's consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company's core operating results and thus are appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future. Management believes it is useful to exclude stock-based compensation, acquisition-related expenses and amortization of acquired intangibles because they do not reflect the underlying performance of the Company's business operations. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company's underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company's financial results. The presentation of non-GAAP measures is not meant to be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.

Background Information

The Company reports consolidated operations in U.S. dollars and operates in two geographic segments: North America and International. The North America segment is comprised of all operations in the United States, Canada and Mexico, and the International segment is comprised of all non-North America operations, which includes operations in Europe and Asia. The Company generates substantially all of its revenues from its restaurant customers. The Company's revenues primarily include monthly subscription fees, a fee for each restaurant guest seated through online reservations, and other revenue.

Forward-Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. These forward-looking statements include guidance for Q1 2014 and the full year 2014 and quotations from management in this press release. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, among others, the Company's ability to accurately forecast revenues and expenses; worldwide economic conditions; the Company's ability to maintain an adequate rate of growth; the Company's ability to effectively manage its growth; the Company's ability to attract new restaurant customers; the Company's ability to increase the number of visitors to its websites and mobile applications and convert those visitors into diners; the Company's ability to retain existing restaurant customers and diners or encourage repeat reservations; the effects of increased competition; the Company's ability to successfully enter new markets and manage its international expansion; the impact of the fluctuations in currency exchange rates; the Company's ability to successfully manage any acquisitions of businesses, solutions or technologies; interruptions in service and any related impact on the Company's reputation; costs associated with defending intellectual property infringement and other claims; and the impact of natural catastrophic events. More information about potential factors that could affect the Company's business and financial results is contained in the Company's annual report on Form 10-K for the year ended December 31, 2012 and the Company's other filings with the SEC. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

About OpenTable, Inc.

OpenTable is the world's leading provider of online restaurant reservations, seating over 14 million diners per month via online bookings across more than 31,000 restaurants. The OpenTable network connects restaurants and diners, helping diners discover and book the perfect table and helping restaurants deliver personalized hospitality to keep guests coming back. The OpenTable service enables diners to see which restaurants have available tables, select a restaurant based on verified diner reviews, menus and other helpful information, and easily book a reservation. In addition to the Company's website and mobile apps, OpenTable powers online reservations for nearly 600 partners, including many of the Internet's most popular global and local brands. For restaurants, the OpenTable hospitality solutions enable them to manage their reservation book, streamline their operations and enhance their service levels. Since its inception in 1998, OpenTable has seated more than 575 million diners around the world. The Company is headquartered in San Francisco, California, and the OpenTable service is available throughout the United States, as well as in Canada, Germany, Japan, Mexico and the UK. OpenTable also owns and operates toptable, the leading consumer destination site for restaurant reservations in the UK. More information is available on http://www.opentable.com.

OpenTable, OpenTable.com, OpenTable logos, toptable and other service names are the trademarks of OpenTable, Inc. and/or its affiliates.

OPENTABLE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2013	2012
	(In thousands)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$ 100,283	$ 102,772
Short-term investments	14,263	733
Accounts receivable, net	25,359	22,015
Prepaid expenses and other current assets	4,659	2,924
Deferred tax asset	17,861	14,353

Total current assets	162,425	142,797

Property, equipment and software, net	30,972	21,271
Goodwill	79,271	46,304
Intangibles, net	23,376	15,226
Deferred tax asset	14,092	10,628
Other assets	835	1,021

TOTAL ASSETS	$ 310,971	$ 237,247

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$ 13,832	$ 13,847
Accrued compensation	4,692	5,167
Deferred revenue	1,556	1,563
Deferred tax liability	-	107
Dining rewards payable	37,509	27,611
Total current liabilities	57,589	48,295

Deferred revenue — non-current	1,894	2,054
Deferred tax liability	2,508	3,268
Income tax liability	15,597	15,639
Other long-term liabilities	3,121	76

Total liabilities	80,709	69,332

STOCKHOLDERS' EQUITY:
Common stock	3	2
Additional paid-in capital	263,697	211,408
Treasury stock	(74,247)	(50,685)
Accumulated other comprehensive income	1,095	861
Retained earnings	39,714	6,329

Total stockholders' equity	230,262	167,915

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 310,971	$ 237,247

OPENTABLE, INC.
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(In thousands, except per share amounts)

REVENUES	$ 52,291	$ 42,967	$ 190,050	$ 161,632

COSTS AND EXPENSES:
Operations and support (1)	12,535	10,506	48,185	41,908
Sales and marketing (1)	12,399	8,972	41,926	34,531
Technology (1)	5,784	3,965	20,089	14,564
General and administrative (1)	8,346	8,407	33,421	34,080

Total costs and expenses	39,064	31,850	143,621	125,083

Income from operations	13,227	11,117	46,429	36,549
Other income, net	9	33	(10)	99

Income before taxes	13,236	11,150	46,419	36,648
Income tax expense	2,922	3,687	13,034	12,676

NET INCOME	$ 10,314	$ 7,463	$ 33,385	$ 23,972

Net income per share:
Basic	$ 0.44	$ 0.33	$ 1.45	$ 1.06
Diluted	$ 0.43	$ 0.32	$ 1.39	$ 1.03

Weighted average shares outstanding:
Basic	23,309	22,802	23,042	22,639
Diluted	24,254	23,459	23,974	23,249

(1) Stock-based compensation included in above line items:
Operations and support	$ 280	$ 331	$ 787	$ 1,297
Sales and marketing	972	1,128	3,675	5,174
Technology	1,323	1,101	5,088	3,285
General and administrative	1,671	1,999	7,237	10,890
	$ 4,246	$ 4,559	$ 16,787	$ 20,646

Other Operational Data:
Installed restaurants (at period end):
North America	23,824	19,801	23,824	19,801
International	7,729	7,716	7,729	7,716
Total	31,553	27,517	31,553	27,517

Seated diners (in thousands):
North America	39,770	29,861	144,143	113,053
International	4,241	2,971	13,964	9,771
Total	44,011	32,832	158,107	122,824

Headcount (at period end):
North America	461	423	461	423
International	164	157	164	157
Total	625	580	625	580

Additional Financial Data:
Revenues:
North America
Reservation	$ 27,076	$ 20,801	$ 98,088	$ 78,929
Subscription	14,279	12,696	54,377	49,371
Other	3,324	3,154	11,996	11,038
Total North America Revenues	$ 44,679	$ 36,651	$ 164,461	$ 139,338
International
Reservation	$ 5,417	$ 3,678	$ 16,995	$ 12,099
Subscription	2,021	1,834	7,468	6,890
Other	174	804	1,126	3,305
Total International Revenues	7,612	6,316	25,589	22,294
Total Revenues	$ 52,291	$ 42,967	$ 190,050	$ 161,632

Income (loss) from operations:
North America	$ 14,421	$ 12,739	$ 54,260	$ 45,674
International	(1,194)	(1,622)	(7,831)	(9,125)
Total	$ 13,227	$ 11,117	$ 46,429	$ 36,549

Depreciation and amortization:
North America	$ 4,066	$ 2,072	$ 13,485	$ 7,532
International	713	1,003	3,723	5,216
Total	$ 4,779	$ 3,075	$ 17,208	$ 12,748

Stock-based compensation:
North America	$ 3,859	$ 4,046	$ 15,266	$ 18,493
International	387	513	1,521	2,153
Total	$ 4,246	$ 4,559	$ 16,787	$ 20,646

OPENTABLE, INC.
RECONCILIATION OF GAAP TO NON-GAAP OPERATING RESULTS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(In thousands, except per share amounts)

Non-GAAP consolidated net income per share:
GAAP net income "as reported"	$ 10,314	$ 7,463	$ 33,385	$ 23,972
Add back: stock-based compensation expense	4,246	4,559	16,787	20,646
Income tax effect of stock-based compensation	(1,312)	(1,729)	(5,268)	(8,027)
Add back: acquisition-related expenses	286	95	1,037	199
Income tax effect of acquisition-related expenses	(109)	(35)	(391)	(75)
Add back: amortization of acquired intangibles	1,243	600	4,847	3,638
Income tax effect of amortization of intangibles	(413)	(273)	(1,444)	(1,099)

NON-GAAP CONSOLIDATED NET INCOME	$ 14,255	$ 10,680	$ 48,953	$ 39,254

Non-GAAP diluted net income per share	$ 0.59	$ 0.46	$ 2.04	$ 1.69

Weighted average diluted shares outstanding	24,254	23,459	23,974	23,249

Non-GAAP consolidated operating income:
GAAP income from operations "as reported"	$ 13,227	$ 11,117	$ 46,429	$ 36,549
Add back: stock-based compensation expense	4,246	4,559	16,787	20,646
Add back: acquisition-related expenses	286	95	1,037	199
Add back: amortization of acquired intangibles	1,243	600	4,847	3,638

NON-GAAP OPERATING INCOME	$ 19,002	$ 16,371	$ 69,100	$ 61,032

North America Adjusted EBITDA:
GAAP operating income "as reported"	$ 14,421	$ 12,739	$ 54,260	$ 45,674

Adjustments:
Stock-based compensation expense	3,859	4,046	15,266	18,493
Acquisition-related expense	286	95	1,037	199
Amortization of acquired intangibles	1,243	228	3,772	605
Depreciation and other amortization expense	2,823	1,844	9,713	6,927

North America Adjusted EBITDA	$ 22,632	$ 18,952	$ 84,048	$ 71,898

International Adjusted EBITDA:
GAAP operating loss "as reported"	$ (1,194)	$ (1,622)	$ (7,831)	$ (9,125)

Adjustments:
Stock-based compensation expense	387	513	1,521	2,153
Amortization of acquired intangibles	-	372	1,075	3,033
Depreciation and other amortization expense	713	631	2,648	2,183

International Adjusted EBITDA	$ (94)	$ (106)	$ (2,587)	$ (1,756)

Consolidated Adjusted EBITDA:
GAAP operating income "as reported"	$ 13,227	$ 11,117	$ 46,429	$ 36,549

Adjustments:
Stock-based compensation expense	4,246	4,559	16,787	20,646
Acquisition-related expense	286	95	1,037	199
Amortization of acquired intangibles	1,243	600	4,847	3,638
Depreciation and other amortization expense	3,536	2,475	12,361	9,110

Consolidated Adjusted EBITDA	$ 22,538	$ 18,846	$ 81,461	$ 70,142

OPENTABLE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FORWARD-LOOKING GUIDANCE

	Forward-Looking Guidance
	Three Months Ending		Twelve Months Ending
	March 31, 2014		December 31, 2014
	Range of Estimate		Range of Estimate
	From	To	From	To
	(In thousands, except per share amounts)

Non-GAAP consolidated net income per share:
GAAP net income	$ 5,940	$ 6,900	$ 26,607	$ 31,535
Add back: stock-based compensation expense	4,280	4,280	18,672	18,672
Income tax effect of stock-based compensation	(1,603)	(1,603)	(6,993)	(6,993)
Add back: amortization of acquired intangibles	1,363	1,363	6,071	6,071
Income tax effect of amortization of intangibles	(529)	(529)	(2,356)	(2,356)

NON-GAAP CONSOLIDATED NET INCOME	$ 9,451	$ 10,411	$ 42,001	$ 46,929

GAAP diluted net income per share	$ 0.24	$ 0.28	$ 1.09	$ 1.29
Non-GAAP diluted net income per share	$ 0.39	$ 0.43	$ 1.71	$ 1.92

Weighted average diluted shares outstanding	24,400	24,400	24,500	24,500

North America Adjusted EBITDA:
GAAP operating income	$ 12,160	$ 13,360	$ 50,837	$ 56,637

Adjustments:
Stock-based compensation expense	3,937	3,937	17,106	17,106
Amortization of acquired intangibles	1,363	1,363	6,071	6,071
Depreciation and other amortization expense	3,040	3,040	13,986	13,986

North America Adjusted EBITDA	$ 20,500	$ 21,700	$ 88,000	$ 93,800

International Adjusted EBITDA:
GAAP operating loss	$ (2,900)	$ (2,600)	$ (9,349)	$ (7,449)

Adjustments:
Stock-based compensation expense	343	343	1,566	1,566
Amortization of acquired intangibles	-	-	-	-
Depreciation and other amortization expense	757	757	2,483	2,483

International Adjusted EBITDA	$ (1,800)	$ (1,500)	$ (5,300)	$ (3,400)

Consolidated Adjusted EBITDA:
GAAP operating income	$ 9,260	$ 10,760	$ 41,488	$ 49,188

Adjustments:
Stock-based compensation expense	4,280	4,280	18,672	18,672
Amortization of acquired intangibles	1,363	1,363	6,071	6,071
Depreciation and other amortization expense	3,797	3,797	16,469	16,469

Consolidated Adjusted EBITDA	$ 18,700	$ 20,200	$ 82,700	$ 90,400

CONTACT: Investor Relations: 415-344-6520 investors@opentable.com; or Media Relations Contact: 415-344-4275 pr@opentable.com